SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934



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                                                 Commission Only
[X]  Definitive Proxy Statement             (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               BIO-ONE CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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

                               BIO-ONE CORPORATION
                          1630 WINTER SPRINGS BOULEVARD
                          WINTER SPRINGS, FLORIDA 32708

Dear Shareholder:

         You are cordially invited to attend the Special Meeting of Shareholders of Bio-One Corporation. The special meeting will be held on Thursday, December 11, 2003, at 2:00 p.m., local time, at the Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida 33433.

         Your vote is important and I urge you to vote your shares by proxy, whether or not you plan to attend the meeting. After you read this proxy statement, please indicate on the proxy card the manner in which you want to have your shares voted. Then date, sign and mail the proxy card in the postage-paid envelope that is provided. If you sign and return your proxy card without indicating your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Company's Board of Directors.

         We hope to see you at the meeting.

                                   Sincerely,

                                   /s/ Armand Dauplaise

                                   Armand Dauplaise
                                   President and Chief Executive Officer

November 6, 2003

                               BIO-ONE CORPORATION
                          1630 WINTER SPRINGS BOULEVARD
                          WINTER SPRINGS, FLORIDA 32708

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 11, 2003

         NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the "Special Meeting") of Bio-One Corporation (the "Company"), will be held on Thursday, December 11, 2003, at 2:00 p.m., local time, at the Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida 33433, for the following purposes, as more fully described in the attached Proxy Statement:

         1. To elect five directors, each until the next special meeting of the Company's shareholders or until their successors are duly elected and qualified;

         2. To approve an amendment to the Company's Articles of Incorporation to increase the authorized common stock of the Company to 500,000,000; and

         3. To consider any other matters that may properly come before the Special Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on October 22, 2003, as the record date for determining the shareholders entitled to notice of and to vote at the Special Meeting or at any adjournment thereof. A complete list of the shareholders entitled to vote at the Special Meeting will be open for examination by any shareholder during ordinary business hours for a period of ten days prior to the Special Meeting at the offices of Kirkpatrick & Lockhart LLP, located at 201 South Biscayne Boulevard, Miami Center, Suite 2000, Miami, Florida 33131.

                                    IMPORTANT

         You are cordially invited to attend the Special Meeting in person. In order to ensure your representation at the meeting, however, please promptly complete, date, sign and return the enclosed proxy in the accompanying envelope. If you should decide to attend the Special Meeting and vote your shares in person, you may revoke your proxy at that time.

                                     By Order of the Board of Directors,


                                     Armand Dauplaise
                                     President and Chief Executive Officer

November 6, 2003

                                TABLE OF CONTENTS
                                -----------------
                                                                      PAGE NO.
                                                                      --------

ABOUT THE MEETING............................................................1
     What is the purpose of the special meeting?.............................1
     Who is entitled to vote?................................................1
     Who can attend the special meeting?.....................................1
     What constitutes a quorum?..............................................1
     How do I vote?..........................................................2
     What if I do not specify how my shares are to be voted?.................2
     Can I change my vote after I return my proxy card?......................2
     What are the Board's recommendations?...................................2
     What vote is required to approve each item?.............................2
STOCK OWNERSHIP..............................................................3
     Beneficial Owners.......................................................3
PROPOSAL 1 - ELECTION OF DIRECTORS...........................................4
     Directors Standing for Election.........................................4
     Recommendation Of The Board Of Directors................................4
     Directors - Present Term Expires at the Special Meeting.................4
     Meetings................................................................5
     Committees of the Board of Directors....................................5
     Compensation Of Directors...............................................5
     Executive Compensation..................................................6
     Stock Option Grants In The Past Fiscal Year.............................7
     Employment Agreements...................................................8
     Certain Relationships And Related Transactions..........................8
PROPOSAL 2 - AMENDMENT TO THE ARTICLES OF INCORPORATION......................9
DESCRIPTION OF CAPITAL STOCK................................................11
     Common Stock...........................................................11
     Preferred Stock........................................................11
     Warrants...............................................................11
     Options................................................................11
     Transfer Agent.........................................................11
     Disclosure Of SEC Position On Indemnification
        For Securities Act Liabilities......................................11
     Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation
        Authorized And Unissued Stock.......................................12
     Equity Line of Credit..................................................12
     Other Matters..........................................................12
     Independent Accountants................................................12
     Additional Information.................................................13

                               BIO-ONE CORPORATION
                          1630 WINTER SPRINGS BOULEVARD
                          WINTER SPRINGS, FLORIDA 32708

                              _____________________


                                 PROXY STATEMENT
                                NOVEMBER 6, 2003

                            _________________________


         This proxy statement contains information related to the special meeting of shareholders of Bio-One Corporation, to be held on Thursday, December 11, 2003, at 2:00 p.m., local time, at the Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida 33433, and any postponements or adjournments thereof. The Company is making this proxy solicitation.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

         At the Company's special meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and the approval of an amendment to the Company's Articles of Incorporation to increase the authorized common stock of the Company to 500,000,000 shares. In addition, the Company's management will report on the performance of the Company during fiscal 2003 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE?

         Only shareholders of record on the close of business on the record date, October 22, 2003, are entitled to receive notice of the special meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of capital stock will be entitled to the number of votes set forth in the following table on each matter to be voted upon at the meeting. The holders of common stock vote together as a single class. See "Description of Securities."

  DESCRIPTION OF CAPITAL STOCK         NUMBER OF VOTES             TOTAL VOTES
------------------------------        ------------------           -----------
Common Stock                          One Vote Per Share            44,553,996

WHO CAN ATTEND THE SPECIAL MEETING?

         All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-serve basis. Registration will begin at 1:00 p.m., and seating will begin at 1:30 p.m. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

         Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 44,553,996 shares of common stock of the Company were outstanding. As such, holders of at least 22,276,999 shares (i.e., a majority) must be present at the meeting, in person or by proxy, to obtain a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person or vote by ballot at the meeting. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

         If you submit a proxy but do not indicate any voting instructions, then your shares will be voted in accordance with the Board's recommendations.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

         o    FOR the election of the nominated slate of directors (see page 4);

         o FOR the approval of an amendment to the Company's Articles of Incorporation to increase the authorized common stock of the Company to 500,000,000 shares. (see page 9).

         With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

         ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. This means that the five nominees will be elected if they receive more affirmative votes than any other person. A properly executed proxy marked "Withheld" with respect to the election of any director will not be voted with respect to such director indicated, although it will be counted for purposes of determining whether there is a quorum.

         INCREASE IN AUTHORIZED SHARES. For the approval of an amendment to the Company's Articles of Incorporation to increase the authorized common stock of the Company to 500,000,000 shares and any other item that properly comes before the meeting, the affirmative vote of the holders of a majority of the outstanding shares, as of the record date, will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes," however, will be counted in determining whether there is a quorum.

                                 STOCK OWNERSHIP

BENEFICIAL OWNERS

         The following table presents certain information regarding the beneficial ownership of all shares of common stock at October 22, 2003 for each executive officer and director of our Company and for each person known to us who owns beneficially more than 5% of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon the 44,553,996 common shares issued and outstanding at October 22, 2003 and ownership by these persons of options or warrants exercisable within 60 days of such date. Unless otherwise indicated, each person has sole voting and investment power over such shares.

                                                      NUMBER OF      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)             SHARES OWNED      OWNED
---------------------------------------             ------------     -------
Armand Dauplaise
1630 Winter Springs Blvd.
Winter Springs, FL 32708                             3,630,000(2)      8.15%

All Directors and Executive Officers as a Group
(one person)                                         3,630,000(2)      8.15%

_______________


(1) Applicable percentage of ownership is based on 44,553,996 shares of common stock outstanding as of October 22, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of October 22, 2003 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of October 22, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)      Includes 900,000 shares held by Mr. Dauplaise's wife and children.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         We are not aware of any instance since January 1, 2002, when an executive officer, director or owner of more than ten percent of the outstanding shares of common stock failed to comply with reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

         The Board of Directors of the Company consists of five seats. Each director holds office until the first special meeting of shareholders following their election or appointment and until their successors have been duly elected and qualified.

         The Board of Directors has nominated Armand Dauplaise, Irwin Newman, Frank Clark, Bernard Shinder and Roy Lerman for election as directors. The accompanying proxy will be voted for the election of these nominees, unless authority to vote for one or more nominees is withheld. In the event that any of the nominees is unable or unwilling to serve as a director for any reason (which is not anticipated), the proxy will be voted for the election of any substitute nominee designated by the Board of Directors. Armand Dauplaise has previously served as a member of the Board of Directors and has consented to such terms. The other four nominees for directors have consented to serve such term on the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES

DIRECTORS - PRESENT TERM EXPIRES AT THE SPECIAL MEETING

ARMAND DAUPLAISE                    Armand Dauplaise has served as an officer
PRESIDENT AND CHIEF EXECUTIVE       and director of our Company since 1999. He
OFFICER                             has experience in many facets of business,
AGE 64                              including serving 21 years in senior
                                    executive positions for various companies.
                                    From 1999-2002, Mr. Dauplaise served as
                                    president of Crown Enterprises, Inc., which was merged into Bio-One. From 1998-1999, Mr.
                                    Dauplaise served as Chief Operating Officer of Leffler Enterprises, a multi-property restoration business. Prior to 1998, Mr.
                                    Dauplaise served in executive level
                                    positions with Restoring Services
                                    (1995-1998), Premier Services (1980-1995),
                                    Coffee Butler (1979-1980), National Coffee
                                    (1977-1979), Hardees Restaurants
                                    (1975-1977), Burger King Corporation
                                    (1972-1975), and Hallmark Cards (1967-1972).
                                    Mr. Dauplaise has experience in management, operations, marketing, mergers and acquisitions.

IRWIN NEWMAN                        Irwin Newman has been nominated to serve on
AGE 55                              our Board of Directors. Mr. Newman serves as
                                    our corporate secretary. Mr. Newman is a practicing attorney in Boca Raton, Florida and serves as senior partner in the firm of Newman, Pollock & Klein. Since 2000, Mr.
                                    Newman has been a partner with the Law Firm of Newman, Pollock & Klein. Since 1993 Mr.
                                    Newman has also served as President and
                                    Chief Executive Officer of Jenex Financial
                                    Services, Inc., a financial and consulting firm located in Boca Raton, Florida. From
                                    1988-1993, Mr. Newman served as Vice
                                    President for Boca Raton Capital Corp. In addition, Mr. Newman has previously held management positions or served as legal counsel for Mariner Venture Capital Corp.,
                                    Island Investment & Realty, Inc. and Walter
                                    E. Heller & Co., SE.

FRANK CLARK                         Frank Clark has been nominated to serve on
AGE 71                              our Board of Directors as Chairman. From
                                    1992-2003, Mr. Clark has served as an
                                    independent consultant. From 2000 to the present, Mr. Clark served on the Board of Directors of Gensci Corp. From 2001 to the present, Mr. Clark has served on the Board of Directors of 800 Healthy and Advanced
                                    Therapeutic Technology. From 1986 through
                                    1992, Mr. Clark worked as a consultant for Right Management Consultants. Mr. Clark also served as an executive vice president and a director of a Johnson & Johnson subsidiary and as President and director of R.P.
                                    Scherer, Inc., a major producer of
                                    nutritional supplement soft gelatin capsules worldwide. Mr. Clark established R.P.
                                    Scherer's presence in the Far East, while enhancing their markets in Europe, North
                                    America and South America. Mr. Clark has extensive experience in the acquisition, development and marketing of products in the health and nutritional supplements industry.



BERNARD SHINDER                     Bernard Shinder has been nominated to serve
AGE 67                              on our Board of Directors. Mr. Shinder will
                                    also serve as our Chief Financial Officer.
                                    Mr. Shinder has been engaged as a
                                    professional in many aspects of business finance including initial and secondary stock offerings, mergers, acquisitions, venture capital, international taxation strategy, international licensing, technology transfers, strategic planning and management of the expansion process. Mr.
                                    Shinder has extensive experience in the
                                    development of corporate operational
                                    infrastructures. Since 1987, Mr. Shinder has served as President of Bernard Shinder
                                    Consultants, Inc. whose clients included
                                    Lumonics, Inc., Gandalf Data Communications
                                    Inc., Campeau Corporation, Plastic Engine
                                    Technology Corporation and the River Bank
                                    Group.

ROY LERMAN                          Roy Lerman has been nominated to serve on
AGE 64                              our Board of Directors. Mr. Lerman has 40
                                    years of experience in the brokerage
                                    business and has been a member in good
                                    standing with The American Stock Exchange for more than 30 years. Since the beginning of 2003, Mr. Lerman has served on the Board of Directors of Rapid Technology Group.
                                    Since 2001, Mr. Lerman has served on the Board of Directors of KBF Pollution
                                    Management. Since 1999, Mr. Lerman has
                                    served on the Board of Directors of Balaton
                                    Power and since 1998 has served on the Board of Directors of Netvoice Technologies. Since
                                    1997, Mr. Lerman has served on the Board of Directors of Paystar. Mr. Lerman has represented Southwest Securities as its New
                                    York Representative and Senior Vice
                                    President in charge of all floor activities on The American Stock Exchange. In addition, since 1998 Mr. Lerman has been a full
                                    Partner and Director with SDO Securities since 2000, the largest execution firm on the American Stock Exchange. In addition,
                                    Mr. Lerman has been a Partner in R.I.P.
                                    Consultants with offices in New York and Hong Kong. Mr. Lerman is the former Chairman of the Board for Capital Suisse Securities, an international Brokerage firm.

MEETINGS

         During the Company's fiscal year ending December 31, 2002, the Board of Directors met on 3 occasions. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

         AUDIT COMMITTEE.  We currently do not have an Audit Committee.

         COMPENSATION COMMITTEE. We currently do not have a Compensation Committee.


COMPENSATION OF DIRECTORS

         CASH COMPENSATION. Our Bylaws provide that, by resolution of the Board of Directors, each director may be reimbursed his expenses of attendance at meetings of the Board of Directors; likewise, each director may be paid a fixed sum or receive a stated salary as a director. As of the date of this prospectus, no director receives any salary or other form of cash compensation for such service. No director is precluded from serving our Company in any other capacity and receiving compensation from us in connection therewith.

         SHARE-BASED COMPENSATION. Each director, with the exception of Mr. Dauplaise, is entitled to receive 300,000 restricted shares of our common stock as compensation for their services as members of our Board of Directors.


EXECUTIVE COMPENSATION

         The following table sets forth compensation for the fiscal year ended December 31, 2002 for our executive officers:

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                            ------------------------------------------   --------------------------------
                                                                                 AWARDS           PAYOUTS
                                                                         ----------------------   -------
                                                            OTHER        RESTRICTED
                                                            ANNUAL         STOCK       OPTIONS/     LTIP      ALL OTHER
NAME AND                             SALARY    BONUS      COMPENSATION     AWARD(S)      SAR'S     PAYOUTS   COMPENSATION
PRINCIPAL POSITION          YEAR       ($)      ($)           ($)            (#)          (#)        ($)         ($)
------------------          ----    --------  ------      ------------   ----------    --------    -------   ------------
Armand Dauplaise            2002    $120,000  $  --        $4,200(1)          --          --        $ --        $  --
President, Chief Executive  2001    $120,000  $  --        $4,200(1)          --          --        $ --        $  --
Officer and                 2000    $120,000  $  --        $4,200(1)          --          --        $ --        $  --
Chairman of the Board

Kevin Lockhart              2002    $     --  $  --          $  --            --          --        $ --        $  --
Former Secretary and        2001    $120,000  $  --          $  --            --          --        $ --        $  --
Vice-Chairman               2000    $120,000  $  --          $  --            --          --        $ --        $  --

______________

(1)      Represents Mr. Dauplaise's monthly car allowance of $350.


         The following table contains information regarding options granted during the year ended December 31, 2002 to Bio-One's named executive officer.

                             OPTION/SAR GRANTS TABLE

                                                            % TOTAL
                                                         OPTIONS/SAR'S
                                                           GRANTED TO
                                  NO. OF SECURITIES    EMPLOYEES IN YEAR
                                     UNDERLYING        ENDED DECEMBER 31
                                    OPTIONS/SAR'S             2002          EXERCISE OR BASE PRICE
NAME                                 GRANTED (#)              (%)               ($ PER SHARE)           EXPIRATION DATE
----                              -----------------    -----------------    ----------------------      ---------------
Armand Dauplaise                        None                  N/A                   N/A                      N/A
President, Chief Executive
Officer
and Chairman of the Board

         The following table contains information regarding options exercised in the year ended December 31, 2002, and the number of shares of common stock underlying options held as of December 31, 2002, by Bio-One's named executive officer.

                        AGGREGATED OPTIONS/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTIONS/SAR VALUES


                                                              NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS/SAR'S      IN-THE-MONEY OPTIONS/SAR'S
                                    SHARES                                AT FY-END                      AT FY-END
                                 ACQUIRED ON        VALUE      -------------------------------   ---------------------------
                                   EXERCISE       REALIZED                   (#)                            ($)
                                 -----------      --------     -------------------------------   ---------------------------
NAME                                 (#)             ($)         EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------      --------       -----------     -------------   -----------   --------------
Armand Dauplaise                      --             --              --                --             --            --
President,
Chief Executive Officer and
Chairman of the Board


STOCK OPTION GRANTS IN THE PAST FISCAL YEAR


         We have not issued any grants of stock options in the past fiscal year to any officer or director.

EMPLOYMENT AGREEMENTS

         In May 2000, we entered into an employment agreement with our President, Chief Executive Officer and Chairman of the Board, Mr. Armand Dauplaise, which provides in part for Mr. Dauplaise to receive an annual compensation of $120,000 per year plus a car allowance of $350 per month. The agreement is renewable annually and has been renewed on an annual basis by the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We believe that all prior related party transactions have been entered into upon terms no less favorable to us than those that could be obtained from unaffiliated third parties. Our reasonable belief of fair value is based upon proximate similar transactions with third parties or attempts to obtain the consideration from third parties. All ongoing and future transactions with such persons, including any loans or compensation to such persons, will be approved by a majority of disinterested members of the Board of Directors.

         In May 2000, we entered into an employment agreement with our president and chief executive officer, Armand Dauplaise which calls for payment to him of $120,000 per year and an auto allowance of $350 per month. The term was for one year and we have renewed the agreement on each anniversary date.

         In June 2002, we borrowed $15,000 from Armand Dauplaise. This obligation is repayable on demand and provides for interest on the outstanding principal balance at the rate of 5% per annum. Later that year Mr. Dauplaise advanced an additional $55,000 which was repayable with interest at the rate of 5% per annum. All sums advanced by Mr. Dauplaise have been repaid from monies received under the equity credit line.

         On June 30, 2002 we entered into an agreement with Kevin Lockhart, a former officer and director, which provided in part for us to transfer certain assets and intangible property then owned by us or Crown Enterprises, our wholly owned subsidiary, to Mr. Lockhart in exchange for the forgiveness of accrued salaries and the redemption of 1,750,000 shares of our common stock owned by Mr. Lockhart.

             PROPOSAL 2 - AMENDMENT TO THE ARTICLES OF INCORPORATION

         Our Company's Board of Directors proposes an amendment to our Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 100,000,000 to 500,000,000 shares. Our Company desires to increase its authorized capital stock because (i) management believes that the Company will need significant authorized capital stock available for issuance and (ii) it desires to raise capital by issuing shares of stock. The amendment to our Company's Articles of Incorporation shall provide for the authorization of 500,000,000 shares of our Company's common stock. As of October 22, 2003, 44,553,996 shares of the Company's common stock were issued and outstanding. In addition, the Company previously filed a registration statement on Form SB-2, as amended, with the Securities and Exchange Commission on July 15, 2003, registering 50,000,000 shares of common stock that could be issued in connection with an Equity Line of Credit Agreement, dated July 25, 2002.

         There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock. The advantages include:

                  o The ability to raise capital by issuing capital stock, including under the Equity Line of Credit.

                  o To have shares available to pursue business expansion opportunities.

         The disadvantages include:

                  o Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

                  o Provoking short-selling in our common stock, which would put downward pressure on the market price of our common stock.

                  o Increasing the supply of shares of stock. This supply of stock without a corresponding demand could cause the market price of our stock to decline.

                  o A potential change of control if all or a significant block of the shares to be issued are held by one or more shareholders working together.

         Other than the Equity Line of Credit, our Company does not currently have written or oral plans, arrangements or understandings to issue any of the additional shares of common stock that would be authorized by this proposed amendment to our Articles of Incorporation.

         If the amendment to our Company's Articles of Incorporation is adopted, an amendment to the Articles of Incorporation of Bio-One Corporation shall be filed with the Nevada Secretary of State so that Article III shall be as follows:

                           "The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 510,000,000 shares. Of such shares, 500,000,000 shall be common stock having par value $0.001 per share. The remaining shares shall be shares of Preferred Stock, par value $0.001 per share. The Preferred Stock may be issued from time to time by authorization of the Board of Directors of this Corporation with such rights, designations, preferences and other terms as the Board of Directors shall determine from time to time."

         In additional to the reasons specified above, the Company's Board of Directors believes that it is desirable to have additional authorized shares of common stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. Having such additional authorized shares of common stock available for issuance in the future would give our Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of our Company to our shareholders.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO OUR COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, FROM 100,000,000 TO 500,000,000 SHARES.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

         Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share. As of October 22, 2003, 44,553,996 shares of common stock were issued and outstanding. The following description is a summary of the capital stock of Bio-One and contains the material terms of the capital stock. Additional information can be found in Bio-One's Articles of Incorporation and Bylaws.

PREFERRED STOCK

         Our Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, the designation and rights of which are to be determined by our Board of Directors. As of October 22, 2003, none of the shares of preferred stock are issued and outstanding.

         Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financing and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offerings or private placements, the provisions for preferred stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to our common stock or any other series of preferred stock which we may issue. Our Board of Directors may issue additional preferred stock in future financing, but has no current plans to do so at this time.

         The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. We intend to furnish holders of our common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

WARRANTS

         As of October 22, 2003, we do not have any warrants outstanding.

OPTIONS

         As of October 22, 2003, we do not have any options outstanding.

TRANSFER AGENT

         The transfer agent for the common stock is Continental Stock Transfer and Trust Company of New York, NY and its telephone number is 212-509-4000.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Nevada, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Bio-One, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION AUTHORIZED AND UNISSUED STOCK

         The authorized but unissued shares of our common and preferred stock are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.

EQUITY LINE OF CREDIT.

         On July 25, 2002, our Company entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, our Company may, at its discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 100% of the lowest closing bid price of the common stock on the Over-the-Counter Bulletin Board or other principal market on which the common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will be paid a fee of 5% of each advance under the Equity Line of Credit. In addition, we engaged Westrock Advisors, Inc., a registered broker-dealer, to advise our Company in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 43,479 shares of our common stock.

         We have already received $1.5 million pursuant to the Equity Line of Credit. We previously registered a total of 30 million shares of our common stock for Cornell Capital Partners pursuant to a Registration Statement (No 333-98769) which was declared effective by the Securities and Exchange Commission and have issued all 30 million shares of common stock pursuant to this Equity Line of Credit.

         We will not receive any further advances pursuant to the Equity Line of Credit until our most recent registration statement, filed July 15, 2003, is declared effective by the Securities and Exchange Commission. Based on our current stock price of $0.08, we would receive approximately $3.8 million out of a total available of $8.5 million remaining under the Equity Line of Credit. In order for our Company to receive the remaining $8.5 million available under the Equity Line of Credit based on our current stock price of $0.08, we would have to issue 106,250,000 shares of our common stock. Our current Articles of Incorporation authorize us to issue 100 million shares of common stock. Upon the issuance of the 50 million shares being sold pursuant to that registration statement, we will have approximately 94.5 million shares issued and outstanding. As a result, if we need to issue more than 50 million shares to draw down the entire $8.5 million available under the Equity Line of Credit, and if the amendment to our Articles of Incorporation is approved at the Special Meeting increasing our authorized common stock to 500,000,000 shares, we will need to file a new registration statement covering any additional shares.

OTHER MATTERS

         As of the date of this proxy statement, our Company knows of no business that will be presented for consideration at the meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to our Company will be voted in accordance with the recommendation of our Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

INDEPENDENT ACCOUNTANTS

         The firm of Parks, Tschopp, Whitcomb & Orr, P.A. served as our Company's independent accountants for Fiscal 2002. A representative of the firm will be available to respond to questions at the Special Meeting of the Shareholders. This representative will have an opportunity to make a statement if he desires to do so. The Company has selected Parks, Tschopp, Whitcomb & Orr, P.A. as its independent accountants for Fiscal 2003.

         AUDIT FEES. The aggregate fees billed for professional services rendered was $15,000 for the audit of the Company's annual financial statements for the year ended December 31, 2002 and the reviews of the financial statements included in the Company's Forms 10-QSB for that fiscal year.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. None of the professional services described in Paragraphs (c)(4)(ii) of Rule 2-01 of Regulation S-X were rendered by the principal accountant for the year ended December 31, 2002.

         ALL OTHER FEES. Other than the services described above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," the aggregate fees billed for services rendered by the principal accountant was $0 for the year ended December 31, 2002.

ADDITIONAL INFORMATION

         PROXY SOLICITATION COSTS. Our Company is soliciting the enclosed proxies. The cost of soliciting proxies in the enclosed form will be borne by our Company. Officers and regular employees of our Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. Our Company will, upon request, reimburse brokerage firms for their reasonable expenses in forwarding solicitation materials to the beneficial owners of stock.

         INCORPORATION BY REFERENCE. Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company's Annual Report, which is being delivered to the shareholders with this proxy statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive proxy statement will include a manually signed copy of the accountant's report.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         Armand Dauplaise
                                         President and
                                         Chief Executive Officer

Winter Springs, Florida
November 6, 2003

                               FORM OF PROXY CARD

                               BIO-ONE CORPOARTION
                          1630 Winter Springs Boulevard
                          Winter Springs, Florida 32708

         The undersigned hereby appoints Armand Dauplaise, as proxy, to represent the undersigned and to vote all shares of common stock of Bio-One Corporation, which the undersigned would be entitled to vote if personally present and voting at the Special Meeting of Shareholders to be held December 11, 2003, or any adjournment thereof, upon all matters coming before the meeting.

         1. ELECTION OF DIRECTORS: The election of five directors: Armand Dauplaise, Irwin Newman, Frank Clark, Bernard Shinder and Roy Lerman, to hold office until the first annual meeting of shareholders following their election or appointment and until their successors have been duly elected and qualified.

      FOR ALL                    WITHHOLD AUTHORITY                              FOR ALL, EXCEPT
nominees listed above     to vote For All nominees listed above                       [ ]
        [ ]                             [ ]                              to withhold authority to vote,
                                                                              mark "For All Except"
                                                                    and write the Nominee's name on the line below

                                                                    _______________________________________________

         2. AMENDMENT TO ARTICLES OF INCORPORATION: To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 100,000,000 to 500,000,000 shares.

      FOR                             AGAINST                                        ABSTAIN
      [ ]                               [ ]                                            [ ]

____________________________________________________________________________________________

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted for Proposal 1 and Proposal 2.


                                      DATED: _____________________________, 2003


                                      __________________________________________
                                                      Signature


                                      __________________________________________
                                              Signature if held jointly

                                      Please date, print and sign your name
                                      above. When shares are held by joint
                                      tenants, both should sign. When signing
                                      as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.